UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2025

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Pixelworks, Inc. (the "Company") held its 2025 Annual Meeting of Shareholders (the "Annual Meeting") on May 23, 2025. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2025, as well as the number of votes with respect to each matter:

The following nominees were elected to serve on the board of directors by the votes indicated below:

Nominee	For	Withheld	Broker non-votes
Todd A. DeBonis	20,295,476	786,052	18,416,825
Dean W. Butler	20,368,052	713,476	18,416,825
C. Scott Gibson	19,768,944	1,312,584	18,416,825
Daniel J. Heneghan	19,577,473	1,504,055	18,416,825
John Y. Liu	20,340,487	741,041	18,416,825

The proposal to approve an amendment to the Company’s Sixth Amended and Restated Articles of Incorporation, as amended, to effect a reverse stock split, at the sole discretion of the board of directors (the “Board”), of the issued shares of common stock, par value $0.001 per share (“Common Stock”), at a ratio ranging from 1 share-for-5 shares up to a ratio of 1 share-for-12 shares, which ratio will be selected by the Board and set forth in a public announcement, was approved and received the following votes:

For	Against	Abstain
37,834,565	1,629,156	34,632

The proposal to approve an amendment and restatement of the Company’s Amended and Restated 2006 Stock Incentive Plan to increase the number of shares reserved for issuance by 2.5 million shares was approved and received the following votes:

For	Against	Abstain	Broker non-votes
19,866,169	1,145,745	69,614	18,416,825

The proposal to approve, on an advisory basis, the executive compensation of the Company’s named executive officers was approved and received the following votes:

For	Against	Abstain	Broker non-votes
19,943,697	1,057,402	80,429	18,416,825

The proposal to determine the frequency of future advisory votes on executive compensation of the Company’s named executive officers was determined to be every year and received the following votes:

1 Year	2 Years	3 Years	Abstain
20,411,590	91,133	254,942	323,863

The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year was approved and received the following votes:

For	Against	Abstain
38,925,373	295,440	277,540
In accordance with the results of above, the Board has decided to hold a non-binding advisory vote on the compensation of the Company’s named executive officers every year, until the next non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. An advisory vote on the frequency of future advisory votes on the compensation paid to the Company’s named executive officers is required to be held at least once every six years.

Item 8.01 Other Events.

As disclosed above under Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting, the Company’s shareholders approved a reverse stock split with a ratio ranging from 1 share-for-5 shares up to a ratio of 1 share-for-12 shares, with the exact ratio of the reverse stock split to be determined by the Board. On May 28, 2025, the Board approved a 1-for-12 reverse stock split (the “Reverse Stock Split”) of the Company’s issued shares of Common Stock.
The Reverse Stock Split will be effective as of June 6, 2025 at 4:01 p.m., Eastern Time (the “Effective Time”). Beginning on June 9, 2025, the Common Stock will trade on The Nasdaq Stock Market (“Nasdaq”) on a split-adjusted basis under the existing symbol PXLW, with the new CUSIP number 72581M404.
Following the Effective Time, every twelve issued shares of Common Stock will be combined, reclassified and converted into one issued share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Shareholders who would otherwise be entitled to receive fractional shares will be entitled to have their fractional shares rounded up to the next whole number share quantity.
Proportionate adjustments will be made to the number of shares of Common Stock underlying the Company’s outstanding equity awards, the number of shares issuable under its equity incentive plans, and other existing agreements, as well as the exercise price of all options and other rights to acquire Common Stock. The Reverse Stock Split will not affect the par value of the Common Stock.
The Reverse Stock Split will affect all shareholders uniformly and would not change any shareholder’s percentage ownership interest in the Company (other than as a result of the treatment of fractional shares). Broadridge Corporate Issuer Solutions, LLC is acting as the exchange agent for the Reverse Stock Split. Shareholders are not required to take any action to receive post-split shares and will have their positions automatically adjusted to reflect the Reverse Stock Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	May 30, 2025	/s/ Haley F. Aman
Haley F. Aman Chief Financial Officer